AMERICAN MATURITY LIFE INSURANCE COMPANY
                               POWER OF ATTORNEY
                                  David T. Foy
                                Stephen T. Joyce
                                Thomas M. Marra
                                 Joseph J. Noto
                             Christine Hayer Repasy
                                John C. Walters
                             David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the American Maturity Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ David T. Foy                Dated as of February 15, 2002
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David T. Foy
/s/ Stephen T. Joyce            Dated as of February 15, 2002
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Stephen T. Joyce
/s/ Thomas M. Marra             Dated as of February 15, 2002
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Thomas M. Marra
/s/ Joseph J. Noto              Dated as of February 15, 2002
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Joseph J. Noto
/s/ Christine Hayer Repasy      Dated as of February 15, 2002
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Christine Hayer Repasy
/s/ John C. Walters             Dated as of February 15, 2002
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John C. Walters
/s/ David M. Znamierowski       Dated as of February 15, 2002
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David M. Znamierowski